Subsidiaries of the Registrant                        Exhibit 21
     ------------------------------                        ----------

      The following is a list of the Registrant's subsidiaries (all of which are 100% owned):

                                            State or Other Jurisdiction
                                                  Of Incorporation
                                            ---------------------------


      Bergen Cable Technologies, Inc.             New Jersey
      Cable Bergen de Mexico, S.A. de C.V.        Mexico
      Matec Applied Sciences, Inc.                Delaware
      MATEC EFO Corp.                             Massachusetts
      Matec Fiberoptics, Inc.                     Massachusetts
      Matec Instruments, Inc.                     Delaware
      Matec International, Inc.                   Massachusetts
      Matec Microelectronics, Inc.                Massachusetts
      MEKontrol, Inc.                             Massachusetts
      RSC Realty Corporation                      Delaware
      Valpey-Fisher Corporation                   Massachusetts


































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